Midwestern Gas Transmission Company
FERC Gas Tariff
Volume No. 1

Part 9.10
Firm Transportation Agreement (FT-A/FT-GS)
v. 2.0.0 superseding v. 1.0.0
Page 1 of 5

MIDWESTERN GAS TRANSMISSION COMPANY
FIRM TRANSPORTATION AGREEMENT
Rate Schedule FT-A or FT-GS

PKS

THIS AGREEMENT (Agreement No. FA0016) is made and entered into as of March 11, 2019, by and between MIDWESTERN GAS TRANSMISSION COMPANY, hereinafter referred to as "Company," and ROANOKE GAS COMPANY , hereinafter referred to as "Customer." Company and Customer shall be collectively referred to as "Parties."

WITNESSETH:

That, in consideration of their respective covenants and agreements herein contained, Company and Customer agree as follows:

ARTICLE 1 - DEFINITIONS

The definitions found in Section 1 of the General Terms and Conditions of Company's FERC Gas Tariff are incorporated herein by reference.

ARTICLE 2 - TRANSPORTATION

Company agrees to provide firm transportation service pursuant to Rate Schedule FT-A or FT-GS to Customer on a daily basis beginning with Customer's Billing Commencement Date and continuing throughout the term of this Agreement in accordance with the Transportation Quantity and Transportation Path as identified on Exhibit A attached hereto.

ARTICLE 3 - RECEIPT POINT AND DELIVERY POINT

3.1 The Receipt Point and Delivery Point defining the Transportation Path shall be those points specified on Exhibit A attached hereto. Customer shall be entitled to Receipt Point and Delivery Point flexibility in accordance with Section 15 of the General Terms and Conditions of Company's FERC Gas Tariff. Priority of transportation service shall be determined in accordance with Section 15 and Subsection 3.7 of the General Terms and Conditions of Company's FERC Gas Tariff.

3.2 Customer may request a change to the Receipt Point and/or Delivery Point defining the Transportation Path provided in this Agreement in accordance with Subsection 25.3 of the General Terms and Conditions of Company's FERC Gas Tariff.

ARTICLE 4 - FACILITIES

All facilities are in place to render the service provided for in this Agreement.

or

(If facilities are contemplated to be constructed, a brief description of the facilities will be included, as well as who is to construct, own and/or operate such facilities.)

Tariff Section Issued: May 7, 2015
Tariff Section Effective: June 8, 2015

Midwestern Gas Transmission Company
FERC Gas Tariff
Volume No. 1

Part 9.10
Firm Transportation Agreement (FT-A/FT-GS)
v. 2.0.0 superseding v. 1.0.0
Page 2 of 5

PKS

## ARTICLE 5 - QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENTS

For all gas received, transported and delivered hereunder, the Parties agree to the quality specifications and standards for measurement as provided for in the General Terms and Conditions of Company's FERC Gas Tariff. Company shall be responsible for the operation of measurement facilities at the Delivery Point and at the Receipt Point. In the event that measurement facilities are not operated by Company, then the responsibility for operations shall be deemed to be that of the Balancing Party at such point. If measurement facilities are not operated by Company and there is no Balancing Party at such point, then the responsibility for operations shall be deemed to be Customer's.

## ARTICLE 6 - RATES FOR SERVICE

6.1 Transportation Charge - The rates, charges and surcharges for the transportation service provided for herein, including compensation for system fuel use and gas lost and unaccounted for, shall be paid by Customer to Company in accordance with Company's applicable effective Rate Schedule (FT-A or FT-GS) and the General Terms and Conditions of Company's FERC Gas Tariff. Except as provided in this Agreement, Customer shall pay Company the applicable Maximum Rate and all other applicable charges and surcharges specified on the effective Summary of Rates and Charges in Company's FERC Gas Tariff. Company and Customer may agree to a discounted rate pursuant to the provisions of Section 27 of the General Terms and Conditions of Company's FERC Gas Tariff provided that the discounted rate is between the applicable Maximum and Minimum Rates for this service.

6.2 Incidental Charges - Customer agrees to pay Company for all known and anticipated filing fees, reporting fees or similar charges required to provide the transportation service described herein. Further, Customer agrees to reimburse Company for all such fees within thirty (30) days after receiving proof of payment from Company.

6.3 Changes in Tariff Provisions - Company shall have the right to file with the Federal Energy Regulatory Commission (FERC) any changes in the rates, charges, terms and conditions of its Rate Schedules, the General Terms and Conditions, or form of agreements in Company's FERC Gas Tariff applicable to those Rate Schedules and to make such changes effective at such times as Company desires and is possible under applicable law. Company agrees that Customer may protest any filed changes before the FERC and exercise any other rights it may have with respect thereto.

## ARTICLE 7 - RESPONSIBILITY DURING TRANSPORTATION

As between the Parties hereto, it is agreed that from the time gas is delivered by Customer to Company at the Receipt Point(s) and prior to delivery of such gas to or for the account of Customer at the Delivery Point(s), Company shall have the unqualified right to commingle such gas with other gas in its system and shall have the unqualified right to handle and treat such gas as its own.

Without limiting its other responsibilities and obligations under this Agreement, the Customer acknowledges that it is responsible for obtaining and assumes the risk of loss of the following: (1) gas supply, (2) markets and (3) transportation upstream and downstream of the Company's pipeline system. Notwithstanding the loss of one or more of the items enumerated above, Customer shall continue to be liable for payment to the Company of the applicable rates and charges as provided for in this Agreement and Company's FERC Gas Tariff.

Tariff Section Issued: May 7, 2015
Tariff Section Effective: June 8, 2015

Midwestern Gas Transmission Company
FERC Gas Tariff
Volume No. 1

Part 9.10
Firm Transportation Agreement (FT-A/FT-GS)
v. 2.0.0 superseding v. 1.0.0
Page 3 of 5

PKS

### ARTICLE 8 - PAYMENTS

Customer shall make payments to Company under this Agreement in accordance with the provisions of this Agreement and Section 6 of the General Terms and Conditions of Company's FERC Gas Tariff as such Tariff may be revised or replaced from time to time.

### ARTICLE 9 - RATE SCHEDULES, GENERAL TERMS AND CONDITIONS AND EXHIBIT A OF AGREEMENT

Company's Rate Schedules and General Terms and Conditions, which are on file with the FERC and in effect, and Exhibit A hereto are all applicable to this Agreement and are hereby incorporated by reference and made part of this Agreement. To the extent a term or condition set forth in this Agreement is inconsistent with the General Terms and Conditions, the General Terms and Conditions shall govern. Furthermore, to the extent a term or condition set forth in this Agreement is inconsistent with the applicable Rate Schedule, the Rate Schedule shall govern unless the relevant provision is inconsistent with General Terms and Conditions.

### ARTICLE 10 - REGULATION

10.1 This Agreement shall be subject to all applicable and lawful United States governmental statutes, orders, rules and regulations of duly constituted authorities having jurisdiction and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorization upon terms acceptable to Company. This Agreement shall be void and of no force and effect if any necessary regulatory approval or authorization is not so obtained or continued

All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

10.2 In the event the Parties are unable to obtain all necessary and satisfactory regulatory approvals for service on facilities prior to the expiration of two (2) years from the effective date hereof, then, prior to receipt of such regulatory approvals, either Party may terminate this Agreement by giving the other Party at least thirty (30) days prior written notice, and the respective obligations hereunder, except for the provisions of Article 6.2 herein, shall be of no force and effect from and after the effective date of such termination.

### ARTICLE 11 - WARRANTIES

Customer agrees to indemnify and hold Company harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty, express or implied, by Customer herein. Company shall not be obligated to provide or continue service hereunder in the event of any breach of warranty by Customer.

### ARTICLE 12 - TERM OF AGREEMENT

12.1 This Agreement shall become effective upon its execution and shall, under all circumstances, continue in effect in accordance with Company's FERC Gas Tariff after the Billing Commencement Date as set forth in Exhibit A or through October 31, 2024. If the primary term of this Agreement shall be one year or more, then this Agreement shall continue in effect thereafter until extended or terminated in accordance with Sections 16 or 17 of the General Terms and Conditions of Company's

Tariff Section Issued: May 7, 2015
Tariff Section Effective: June 8, 2015

Midwestern Gas Transmission Company
FERC Gas Tariff
Volume No. 1

Part 9.10
Firm Transportation Agreement (FT-A/FT-GS)
v. 2.0.0 superseding v. 1.0.0
Page 4 of 5

PKS

FERC Gas Tariff. Service rendered pursuant to this Agreement shall be abandoned upon termination of this Agreement.

12.2 Termination of this Agreement shall not relieve Company and Customer of the obligation to resolve or cash-out any imbalances hereunder, or Customer of its obligation hereunder to Company and shall be in addition to any other remedies that Company may have.

12.3 In addition to any other remedy Company may have, this Agreement will terminate automatically in the event Customer fails to pay the entire amount of any invoice for service rendered by Company hereunder when that amount is due, provided Company shall give Customer thirty days' notice prior to any termination of service. Service may continue hereunder if within the thirty day notice period satisfactory assurance of payment is made in accordance with the terms and conditions of Section 6 of the General Terms and Conditions of Company's FERC Tariff.

## ARTICLE 13 - NOTICES

Any notice, request, demand, statement, or invoice provided for in this Agreement or any notice that either Party may desire to give to the other shall be in accordance with Subsection 11.1 of the General Terms and Conditions of Company's FERC Gas Tariff.

## ARTICLE 14 - SUCCESSORS AND ASSIGNS

14.1 Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument that it has executed or may execute hereafter as security for indebtedness. Either Party, without relieving itself of its obligations under this Agreement, may assign any of its rights hereunder to a company with which it is affiliated, subject to any required regulatory approvals. Otherwise, Customer shall not assign this Agreement or any of its rights and obligations hereunder, except in accordance with Section 21 of the General Terms and Conditions of Company's FERC Gas Tariff.

14.2 Any person or entity that succeeds by purchase, merger, or consolidation to the properties, substantially or as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement. Customer and any such successor must obtain any required regulatory approvals to make such assignment or transfer.

## ARTICLE 15 - GENERAL

15.1 Except for changes specifically authorized pursuant to this Agreement, no modification of or supplement to the terms and conditions hereof shall be or become effective until Customer has submitted a request for change and Customer has been notified of Company's agreement to such change.

15.2 No waiver by any Party of any one or more defaults by the other in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

15.3 The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Oklahoma, without regard to Choice of Law doctrine that refers to the laws of another jurisdiction.

15.4 If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at Company's option; and if the

Tariff Section Issued: May 7, 2015
Tariff Section Effective: June 8, 2015

Midwestem Gas Transmission Company Part 9.10 FERC Gas Tariff Firm Transportation Agreernent (FT-A/FT-GS) VolumeNo. I v. 2.0.0 superseding v. 1.0.0 Page 5 of5 severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect. ARTICLE 16 - OTIIERPROVISIONS (If none so state) NONE IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written. MIDWESTERN TRANSMISSION COMPANY By: Title: t)/h81tul ROANOKEGAS COMPANY (NAME /u By: Title PPssertf Prrs Tariff Section Issued: May 7 ,2015 Tariff Section Effective: June 8, 2015

Midwestern Gas Transmission Company Part 9.10 FERC Gas Tariff Firm Transportation Agreement (FT-A/FT-GS) Volume No. I v. 2.0.0 superseding v. 1.0.0 Page I of I MIDWESTERN GAS TRANSMISSION COMPANY EXHIBIT A TO FIRM TRANSPORTATION AGREEMENT Rate Schedule FT-A or FT-GS COMPANY: Midwestern Gas Transmission Company COMPANY'S ADDRESS: ONEOK Plaza 100 West 5th Street Tulsa, Oklahoma 74103 CUSTOMER: Roanoke Gas Company CUSTOMER'S ADDRESS: 519 Kimball Avenue. N.E. Roanoke. VA 24016 Right of First Refusal: Yes X No n Transportation Quantity: 3/ 5.293 Dth/day Transportation Path: Receipt Point: Channahon Delivery Point: Portland Recourse Rate: Maximum Rate 1/ X Discounted Rate(s): l/ ! RateType:213/ Quantity: Quantity Level Time Period: Start Date End Date Contract:DiscountedMonthlyReservationRateperDth- Discounted Daily Commodity Rate per Dth Point: Receipt Point Delivery Point Point to Point: Receipt Point to Delivery Point Zone: Receipt Point to Delivery Point Relationship Rate Component: Index Price Differential: Negotiated Rate: 1/No X Yes n ($/Dth) (attach explanation of rate) This Exhibit A is made and entered into as of March I l, 2019. Billing Commencement Date of this Exhibit A is November I ,2019_. (This Exhibit A supersedes and cancels Exhibit A dated November l. 1999 to the Firm Transportation Agreement dated November I. 1999.) l/ An applicable ACA charge will be included in the Customer's monthly invoice. 2/ See Section 27 of Ihe General Terms and Conditions for description of various types of discount rates. 3/ In the event there are multiple receipt points and/or delivery points, supplement this section to present the transportation quantity or discounted rate information for each point. Agreement No. FA00l6 Tariff Section Issued: May 7,2015 Tariff Section Effective: June 8,2015